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                                  EXHIBIT 23
                        CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated 10 June 1996, accompanying the financial statements of Catalina Marketing U.K. Limited, included on Form 8-K for the year ended 31 December 1995. We hereby consent to the incorporation by reference of said report in the Registration Statements of Catalina Marketing Corporation on Forms S-8 (File No. 33-46793, File No. 33-77100, File No. 33-82456).

GRANT THORNTON
REGISTERED AUDITORS
CHARTERED ACCOUNTANTS


Oxford, England
June 21, 1996